                                       FORM 8-K

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                            of the Securities Act of 1934

  Date of Report (Date of earliest event reported) October 15, 1996



                            COSTA RICA INTERNATIONAL, INC.
                  formerly known as QUANTUM LEARNING SYSTEMS, INC.
                 ---------------------------------------------------
                (Exact Name of Registrant as specified in its charter)





   Nevada                  0-18222                 87-0432572
-------------            --------------         -----------------
(State or other          (Commission            (IRS Employer
 jurisdiction             File Number)           Identification
 of incorpor-                                    No.)
 ation)




                            Suite 301, 2525 S.W. 3rd Ave.
                                 Miami, Florida 33129
                              -------------------------
                  (Address of principal executive offices, zip code)




                                    (305) 365-5820
                                 -------------------
                 (Registrant's telephone number, including area code)
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                                       FORM 8-K
                                    CURRENT REPORT
                           Pursuant to Section 13 or 15(d)
                            of the Securities Act of 1934

Item 1.   CHANGES IN CONTROL OF REGISTRANT.
          Not Applicable

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          See Item 5 below

Item 3.   BANKRUPTCY OR RECEIVERSHIP.
          Not Applicable

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
          Not Applicable

Item 5.   OTHER EVENTS

         As of September 30, 1996, the Registrant closed the transaction with Corporacion Pipasa ("Pipasa") and has authorized the issuance of the initial shares in the transaction. As a result, approximately 15,573,571 shares have been issued in exchange for shares of Pipasa. Approximately 19,626,063 common shares will thereby be issued and outstanding. The remaining shares for the acquisition of Pipasa are expected to be acquired within the next twelve months.

         As a part of this transaction and at the same time as the initial shares of Pipasa were exchanged for the shares of the Registrant, the Registrant disposed of all present subsidiaries and assets of the Registrant by transferring these subsidiaries and assets to InterCoast Financial, Inc., a shareholder of the Registrant and a company controlled by Mr. James K. Isenhour, the Registrant's current Director, in exchange for 50,000 common shares of the Registrant which will be cancelled, plus an indemnification from Mr. Isenhour and InterCoast Financial, Inc. to indemnify and hold the Registrant harmless against any and all actions or liabilities resulting from the Registrant's past ownership of these subsidiaries and assets.

    The Registrant's main line of business, through Pipasa, is now the production and marketing of poultry products.

Item 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.
         Not Applicable

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.
         Not Applicable

Item 8.  CHANGE IN FISCAL YEAR.
         Not Applicable
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                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                             COSTA RICA INTERNATIONAL, INC.



                             By:  /s/ Calixto Chaves Zamora
                                 -----------------------------
                                 Calixto Chaves Zamora
                                 Chairman

Dated: October 15, 1996